UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2024

Prairie Operating Co.

(Exact name of registrant as specified in its charter)

Delaware	001-41895	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive Suite 400 Houston, TX	77007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 424-4247

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PROP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Asset Purchase Agreement

As previously reported, on January 11, 2024, Prairie Operating Co. (the “Company”) entered into an asset purchase agreement (the “APA”), by and among the Company, Nickel Road Development LLC (“NRD”), Nickel Road Operating LLC (“NRO” and, together with NRD, collectively, the “Sellers”) and Prairie Operating Co., LLC (“Prairie LLC” and, together with the Company, NRD and NRO, collectively, the “Parties”), to acquire the assets of NRO (the “Assets”) for total consideration of $94.5 million (the “Purchase Price” and such acquisition, the “NRO Acquisition”).

On August 15, 2024, the Company and the Sellers entered into an amendment to the APA (the “Amendment”). Pursuant to the Amendment, the Parties agreed to, among other things, amend: (i) the Effective Time from February 1, 2024 to January 1, 2024; (ii) the Outside Date from August 15, 2024 to September 17, 2024; (iii) the Spud Fees that the Company is required to pay to Sellers from an amount not to exceed $11.5 million to $0; (iv) the cash Purchase Price from $83.0 million to $84.5 million, and certain other Purchase Price adjustments; and (v) certain provisions relating to the Deposit in escrow, including release of $6.0 million of the Deposit to NRD on August 15, 2024. The foregoing amendments to the APA result in a reduction to the cash consideration amount to be paid at Closing of approximately $14.5 million resulting in a $57.0 million cash consideration amount to be paid at Closing, subject to net positive interim cash flow adjustments. Capitalized terms used, but not defined, in this Current Report on Form 8-K have the meanings set forth in the Amendment.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Consent & Agreement

On August 15, 2024, the Company entered into a Consent & Agreement (the “Consent & Agreement”) with Narrogal Nominees Pty Ltd ATF Gregory K O’Neill Family Trust (the “Holder”). Prior to entering into the Consent & Agreement, the Holder was the beneficial owner of 25% of the Common Stock of the Company. Pursuant to the Consent & Agreement, the Holder, as a holder of the Series D convertible preferred stock, par value $0.01 per share (the “Series D Preferred Stock”), of the Company and as the sole holder of the Series E convertible preferred stock, par value $0.01 per share (the “Series E Preferred Stock” and, together with the Series D Preferred Stock, collectively, the “Preferred Stock”), of the Company, consented to, and waived any and all negative covenants with respect to, any and all transactions the Company may consummate in connection with the funding of the NRO Acquisition and its ongoing operations pursuant to Section 4 and Section 9 of each of the Series D Certificate (as defined below) and the Series E Certificate (as defined below) (the “Consents”). The Holder also released its mortgage on certain property of the Company, which was established in favor of the Holder securing the Company’s obligations under the Series E Certificate.

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Each of the Series D Preferred Stock, Series E Preferred Stock, an A Warrant to purchase common stock, par value $0.01 per share (“Common Stock”), of the Company (the “Series D A Warrant”) issued in connection with the Series D Preferred Stock, an A Warrant to purchase Common Stock (the “Series E A Warrant”) and B Warrant to purchase Common Stock (the “Series E B Warrant” and, together with the Series D A Warrant and Series E A Warrant, collectively, the “Warrants”), each of the Series E A Warrant and Series E B Warrant issued in connection with the Series E Preferred Stock, held by the Holder, were subject to a limitation on exercise or conversion, as applicable, if as a result of such exercise or conversion, the Holder would own more than 4.99% of the outstanding shares of common stock (the “Beneficial Ownership Limitation”), which may be increased by the Holder upon written notice to the Company, to any specified percentage not in excess of 9.99% (the “Beneficial Ownership Limitation Ceiling”). As previously reported, on November 13, 2023, the Holder entered into an agreement with the Company pursuant to which it amended the terms of each of its Warrants to increase the Beneficial Ownership Limitation Ceiling from 9.99% to 25% and gave notice to the Company that it was increasing its Beneficial Ownership Limitation to 25% with respect to each of its Warrants.

Pursuant to the Consent & Agreement, the Company and the Holder agreed to (i) amend Section 6(d) of the Series E Certificate to increase the Beneficial Ownership Limitation Ceiling from 9.99% to 49.9%; (ii) subject to consent from the requisite holders of the Series D Preferred Stock, amend Section 6(d) of the Series D Certificate to increase the Beneficial Ownership Limitation from 9.99% to 49.9% (the “Series D BOL Amendment”); and (iii) amend Section 2(e) of each of the Holder’s Series D A Warrant and Series E A Warrant and Section 2(d) of the Holder’s Series E B Warrant to increase the Beneficial Ownership Limitation Ceiling from 25% to 49.9% (collectively, the “BOL Amendments”). Concurrently with the Consent & Agreement, the requisite holders of the Series D Preferred Stock provided consent pursuant to Section 6 of the Series D Certificate for the Series D BOL Amendment (the “Series D Consent”). If the Beneficial Ownership Limitation, as amended, does not permit the conversion of any or all of the Series D Preferred Stock held by the Holder, the Company must periodically, but no less than once per month, determine whether greater than 100,000 shares of Common Stock underlying the Series D Preferred Stock may be converted, and if so, provide notice to the Holder.

In connection with the increase to the Beneficial Ownership Limitation Ceiling, the Holder agreed pursuant to the Consent & Agreement that (i) until its remaining Preferred Stock and Warrants are exercised or converted, as applicable, it will not acquire any other shares of Common Stock of the Company, and (ii) for a period of ten years following the date of the Consent & Agreement, it will not, directly or indirectly, acquire by means of public equity trading markets, any Common Stock or other securities with underlying Common Stock, to the extent the Holder would beneficially own the voting, investment or economic control over 49.9% of the Common Stock of the Company (the “Standstill”).

The Holder further agreed that if at any time it beneficially owns, or exercises control over, shares of Common Stock with voting rights that exceed 29.9% of the Common Stock of the Company (the “Voting Threshold”), the Company shall exercise the voting rights with respect to such shares of Common Stock beneficially owned in excess of the Voting Threshold in the same proportion as the outstanding Common Stock (excluding Common Stock beneficially owned, directly or indirectly, by the Holder or any Affiliate (as defined in the Consent & Agreement) of the Holder, but including any securities of the Company eligible to vote with the Common Stock on an as-converted basis) voted on all matters submitted to a vote of the holders of Common Stock of the Company (the “Voting Agreement”).

The foregoing description of the Consent & Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consent & Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

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Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Series D Preferred Stock is governed by that certain Certificate of Designation of Preferences, Rights and Limitations of the Series D Convertible Preferred Stock (the “Series D Certificate”), filed with the Delaware Secretary of State on May 3, 2023. The Series E Preferred Stock is governed by that certain Certificate of Designation of Preferences, Rights and Limitations of the Series E Convertible Preferred Stock (the “Series E Certificate”), filed with the Delaware Secretary of State on August 15, 2023. Pursuant to the Consent & Agreement and the Series D Consent, on August 20, 2024, the Company filed amendments to each of the Series D Certificate and the Series E Certificate (collectively, the “Certificates of Amendment”) with the Delaware Secretary of State to amend Section 6(d) of each of the Series D Certificate and the Series E Certificate to increase the Beneficial Ownership Limitation Ceiling thereof from 9.99% to 49.9%. In connection with the filing of the Certificates of Amendment, the Company filed a Certificate of Correction to its Second Amended and Restated Certificate of Incorporation to address an immaterial clerical error.

Copies of the Second Amended and Restated Certificate of Incorporation, the Series D Certificate and the Series E Certificate are filed as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, to this Report and are incorporated herein by reference.

Item 8.01	Other Events.

In connection with the Consent & Agreement, the Holder provided notice to the Company of its election to exercise the Series E B Warrant to purchase 4 million shares of Common Stock pursuant to Section 2(a) of the Series E B Warrant, and delivered payment in full of $24.0 million to the Company in immediately available funds (the “Warrant Exercise”). The Company intends to use the proceeds from the Warrant Exercise for general working capital purposes, which may include funding a portion of the Purchase Price for the NRO Acquisition or for drilling activities. In addition, in connection with the Consent & Agreement, the Holder delivered conversion notices with respect to the conversion of 20,000 shares of Series E Preferred Stock into 4,000,000 shares of Common Stock and the conversion of 2,000 shares of Series D Preferred Stock into 400,000 shares of Common Stock. No shares of Series E Preferred Stock remained outstanding after the conversion.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation.
3.2	Certificate of Amendment to the Certificate of Designation of Series D Convertible Preferred Stock of Prairie Operating Co.
3.3	Certificate of Amendment to the Certificate of Designation of Series E Convertible Preferred Stock of Prairie Operating Co.
10.1	Amendment to Asset Purchase Agreement, dated as of August 15, 2024, by and among Nickel Road Development LLC, Nickel Road Operating LLC, Prairie Operating Co. and Prairie Operating Co., LLC.
10.2	Consent and Agreement, dated as of August 15, 2024, by and among Prairie Operating Co. and Narrogal Nominees Pty Ltd ATF Gregory K O’Neill Family Trust.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAIRIE OPERATING CO.
Date: August 20, 2024

	By:	/s/ Daniel T. Sweeney
Daniel T. Sweeney
Executive Vice President, General Counsel & Corporate Secretary

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